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                                                                   Exhibit 10.7

                                  SEVERANCE AND
                            NON-COMPETITION AGREEMENT


         THIS SEVERANCE AND NON-COMPETITION AGREEMENT (this "Agreement") between CURTIS INDUSTRIES, INC., a Delaware corporation (the "Company"), and MAURICE P. ANDRIEN, JR. (the "Executive") is dated the 28th day of February, 1996.

         A. Executive is a key employee of the Company, who provides highly valuable services to the Company and possesses, and has access to, confidential and proprietary information concerning the Company .

         B. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish any distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which will encourage the Executive to continue to provide services to the Company (or its successor) after a Change in Control, thereby enhancing the value of the Company in the event of a sale resulting in a Change in Control.

         C. The Board and the Executive deem it to be in their respective best interests to clarify and amend their existing severance arrangements and to assure the Company of protection of its proprietary information and limited protection against competition from the Executive on termination of the Executive's employment.

         Now, therefore, the parties, for the mutual consideration provided in this Agreement, agree to be legally bound to the terms hereof.

                  1. CERTAIN DEFINITIONS.

                           a. "Affiliate" has the meaning ascribed in Rule 12b-2
                  promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           b. "Cause" means




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                                    (1) the Executive's fraud, dishonesty,
                           willful misconduct or deliberate injury to the Company or any Subsidiary (as defined below); or

                                    (2) the Executive's intentional and repeated
                           refusal or failure to perform duties consistent with the position of the Executive with the Company.

                           c. "Change in Control" means:

                                    (1) The acquisition by any person (within
                           the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing a majority of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions will not constitute a Change in Control; (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company, (C) any acquisition by a Person who is an officer or director of the Company on the date of this Agreement ("Current Officer or Director") or an Affiliate of any such Person or (D) any acquisition by any Person pursuant to a transaction which complies with clauses
                           (A), (B) and (C) of subsection (3) of this Section 1(c); or

                                    (2) Individuals who, as of the date hereof,
                           constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                    (3) Approval by the stockholders of the
                           Company of a reorganization, merger or consolidation (a "Business Combination") (other than a Business Combination with a Person that is an affiliate of a Current Officer or Director) in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business

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                           Combination (including, without limitation, an entity
                           which, as a result of such transaction, owns the Company through one or more subsidiaries) and (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and any current Officer or Director or any affiliate of a Current Officer or Director) beneficially owns, directly or indirectly, 20% or more of combined voting power of the then outstanding voting securities of such corporation without counting any such ownership that existed prior to the Business Combination; or

                                    (4) Approval by the stockholders of the
                           Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a Person who is an affiliate of a Current Officer or Director or a Person, with respect to which following such sale or other disposition, [a] more than 60% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such sale or other disposition, and [b] less than 20% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation and any current Officer or Director or any affiliate of a Current Officer or Director), without counting any such ownership that existed prior to the sale or disposition.

                           d. "Compensation" means an amount equal to the higher
                  of the (A) then current annual rate of base salary or (B) annual rate of base salary in effect immediately prior to such then current rate; provided, that, if termination occurs after a Change in Control, Compensation means the greatest of (i) the higher of the two base salaries set forth above or (ii) the annual rate of the base salary in effect immediately prior to the Change in Control.

                           e. "Constructive Termination Without Cause" means a
                  termination of the Executive's employment by the Executive following the occurrence, without his prior written consent, of one or more of the following events (except in connection with a termination of the Executive's employment for one of the other reasons specified in Section 2, below):

                                    (1) a reduction in the Executive's
                           Compensation, or a significant diminution in benefits or perquisites following a Change in Control, unless, in the case of termination or reduction of any such benefit or perquisite, (A) there is substituted a comparable benefit or perquisite that is economically equivalent to

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                           such benefit or perquisite prior to its termination
                           or reduction, (B) the termination or reduction of the benefit or perquisite affects members of the senior management of the Company generally and occurs prior to, and not in connection with or in anticipation of, a Change in Control, or (C) the termination or reduction of the benefit or perquisite occurs pursuant to the Executive's direction or consent;

                                    (2) a significant diminution in the
                           Executive's duties, responsibilities, titles or position or the assignment to the Executive of duties and responsibilities (A) inconsistent with the titles or positions held by the Executive on the date of this Agreement, as changed in connection with promotions, if any, or (B) that are illegal, immoral or unethical;

                                    (3) the relocation of the Executive's
                           principal place of employment to a location that is more than thirty (30) miles outside of Cuyahoga County;

                                    (4) the failure of the Company to obtain the
                           unconditional assumption, in writing or by operation of law, of the Company's obligation to the Executive under this Agreement by any successor prior to or at the time of a reorganization, merger, consolidation, disposition of all or substantially all of the assets of the Company or similar transaction; or

                                    (5) a termination for any reason during the
                           thirty (30) day period immediately following the first anniversary of a Change in Control.

                           A Constructive Termination Without Cause will not
                  take effect unless: (i) the Executive has delivered written notice to the Board within sixty (60) days after acquiring knowledge of one of the events described in this subsection 1e, providing a basis for Constructive Termination Without Cause, stating which one of these events has occurred; (ii) within thirty (30) days after receipt of such notice the Company has not remedied such event and provided the Executive with written notice of such remedy; and (iii) if the Company has not remedied such event within such period and provided such notice, the Executive has notified the Company in writing that he is terminating his employment; provided, however, that a Constructive Termination Without Cause pursuant to clause
                  (5) of this subsection 1(e) will take effect at the expiration of such thirty (30) day period if the Executive has delivered and not withdrawn written notice thereof within such period. The failure of the Executive to effect a Constructive Termination Without Cause as to any one event described in this subsection 1(e) above will not affect the Executive's entitlement to effect a Constructive Termination Without Cause as to any other such event.

                           f. "Disability" means the illness or other mental or
                  physical incapacity of the Executive, resulting in the inability, as determined in good faith by the Board, to perform substantially his duties for a period of one hundred eighty (180) days in any twelve

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                  (12) month period.

                           g. "Subsidiary" means any entity in an unbroken chain
                  of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns equity possessing fifty percent (50%) or more of the total combined voting power in one of the other entities in such chain.

                  2. TERMINATION OF EMPLOYMENT.

                           a. TERMINATION BY DEATH. In the event that the
                  Executive's employment is terminated by death, his estate or designated beneficiary, as the case may be, will be entitled to:

                                    (1) Compensation through the date of death;

                                    (2) annual bonuses earned or awarded for
                           prior periods but not yet paid including the pro rata portion of any bonus earned under any applicable bonus plan for the portion of the year elapsed to the date of death;

                                    (3) reimbursement, in accordance with
                           Company policy as in effect from time to time, of any business expenses incurred by the Executive but not yet paid on the date of death; and

                                    (4) other benefits accrued and earned by the
                           Executive through the date of termination in accordance with the applicable plans and programs of the Company.

                           b. TERMINATION DUE TO DISABILITY. In the event that
                  the Executive's employment is terminated due to Disability, the Executive will be entitled to:

                                    (1) Compensation through the date of
                           termination of employment;



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                                    (2) any bonuses earned or awarded for prior
                           periods but not yet paid including the pro rata portion of any bonus earned under any applicable bonus plan for the portion of the year elapsed to the date of termination;

                                    (3) continuation of the medical benefits to
                           which the Executive and his dependents were entitled at the time of termination, for a period of twelve
                           (12) months following termination of employment;

                                    (4) reimbursement, in accordance with
                           Company policy as in effect from time to time, of any business expenses incurred by the Executive but not yet paid on the date of termination of employment; and

                                    (5) other benefits accrued and earned by the
                           Executive through the date of termination of employment in accordance with the applicable plans and programs of the Company.

                           c. TERMINATION BY THE COMPANY FOR CAUSE. In the event
                  that the Executive's employment is terminated for Cause, the Executive will be entitled to:

                                    (1) Compensation through the date of
                           termination for Cause;

                                    (2) any annual bonuses awarded but not yet
                           paid;

                                    (3) reimbursement, in accordance with
                           Company policy as in effect from time to time, of any business expenses incurred by the Executive but not yet paid on the date of termination of employment; and

                                    (4) other benefits accrued and earned by the
                           Executive through the date of termination in accordance with applicable plans and programs of the Company.

                           d. TERMINATION WITHOUT CAUSE. In the event that the
                  Company terminates Executive's employment for reasons other than death, Disability or Cause, or the Executive terminates employment in connection with a Constructive Termination Without Cause, the Executive will be entitled to:

                                    (1) Compensation for a period of twelve (12)
                           months, payable in accordance with the Company's regular payroll practices for senior management, as in effect from time to time;

                                    (2) any bonuses earned or awarded for prior
                           periods but not yet paid including the pro rata portions of any bonus earned under any applicable bonus plan for the portion of the year elapsed to the date of

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                           termination of employment;

                                    (3) continued participation in all employee
                           benefit plans or programs in which the Executive was participating on the date of termination of employment, until the earlier of: (i) the expiration of twelve (12) months after termination of employment, and (ii) the date the Executive receives equivalent coverage and benefits under other plans and programs of a subsequent employer;

                                    (4) reimbursement, in accordance with
                           Company policy as in effect from time to time, of any business expenses incurred by the Executive but not yet paid on the date of termination of employment; and

                                    (5) other benefits accrued and earned by the
                           Executive through the period ending twelve (12) months after termination of employment in accordance with applicable plans and programs of the Company.

                           e. TERMINATIONS WITHOUT CAUSE FOLLOWING A CHANGE IN
                  CONTROL. Anything to the contrary in this Agreement notwithstanding, in the event of a Termination Without Cause, a Constructive Termination Without Cause or a termination due to Death or Disability within two (2) years following a Change in Control, the Executive (or his estate or designated beneficiary) will be entitled to:

                                    (1) Compensation for a period of twenty-four
                           (24) months, payable in accordance with the Company's regular payroll practices for senior management, as in effect from time to time;

                                    (2) any bonuses earned for prior periods but
                           not yet paid including the pro rata portion of any bonus earned under any applicable bonus plan for the portion of the year elapsed to the date of termination of employment;



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                                    (3) continued participation in all employee
                           benefit plans or programs in which the Executive was participating on the date of termination of employment, until the earlier of: (i) the expiration of twenty-four (24) months after termination of employment, and (ii) the date the Executive receives equivalent coverage and benefits under other plans and programs of a subsequent employer;

                                    (4) reimbursement, in accordance with
                           Company policy as in effect from time to time, of any business expenses incurred by the Executive but not yet paid on the date of termination of employment; and

                                    (5) other benefits accrued and earned by the
                           Executive through the period ending twenty-four (24) months after termination of employment in accordance with applicable plans and programs of the Company.

Termination of employment after the two (2) year period referred to in the first paragraph of this subsection 2e will be subject to subsections a through d of this Section 2.

                  3. LIMITATION OF PAYMENTS. If any compensation payments under this Agreement would result in an "excess parachute payment" within the meaning of Section 280G(b), then compensation payments under this Agreement will be limited to the highest amount permitted without resulting in an "excess parachute payment".

                  4. COVENANT NOT TO COMPETE.

                           a. During the term of the Executive's employment with
                  the Company or its successors and for a period of twelve (12) months following termination of employment, the Executive will not:

                                    (1) directly or indirectly, as an employee,
                           agent, lender, investor or otherwise in any manner, engage in business competition with the Company or its Subsidiaries or have any interest in any person, firm or corporation that directly or indirectly engages in competition with the Company or its Subsidiaries, other than ownership of up to one percent (1%) of the stock of a publicly-held entity;

                                    (2) employ, assist in employing, or
                           otherwise associate in business with, any then (at the time of termination) employee, officer or agent of the Company or its Subsidiaries; provided, however, that Executive may employ, assist in employing or associate with any employee, officer or agent of the Company whose employment or other engagement has been terminated by the Company, or who has resigned under circumstances which would constitute a Constructive Termination Without Cause as

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                           defined in this Agreement; or

                                    (3) induce any person who is an employee,
                           officer or agent of the Company or any of its Subsidiaries to terminate said relationship.

                           b. For the purposes of this Agreement, the phrase
                  "engage in business competition" with the Company or its Subsidiaries means, engaging in (1) the distribution of industrial maintenance products, fasteners, automotive replacement parts and security products (including, without limitation, key blanks, key duplicating machines and key code cutters), to the extent such distribution would target the same types of customers or product sales opportunities that the Company or its Subsidiaries have targeted, or actively considered, studied or investigated targeting, during the Executive's employment with the Company or (2) engaging in direct competition with any other business of the Company or its Subsidiaries as conducted at the time of termination of employment.

                           c. All records of the accounts of customers and any
                  other records and books relating in any way whatsoever to the customers or suppliers of the Company or its Subsidiaries, and all records, pricing information, price lists, drawings, product specifications, computer printouts, marketing plans or information, data, samples, models, engineering data or other trade secrets (or copies or extracts thereof) or investigations, research, or business touching the operations of the Company or its Subsidiaries, whether prepared by the Executive or otherwise coming into the Executive's possession, constitute proprietary and confidential information of the Company (the "Confidential Information"), are and will remain at all times hereafter the exclusive property of the Company, and the Executive will not, at any time during or after employment with the Company, disclose, divulge, copy or otherwise use in any manner whatsoever any of the Confidential Information. On termination of employment, the Executive will return all such written Confidential Information, together with all copies thereof, to the Company.

                           d. The remedy at law for any breach of this Section 4
                  will be inadequate and the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Therefore, it is acknowledged that on proof of a violation of any legally enforceable provision of this Section 4, the Company and its Subsidiaries will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or future breach, in addition to any other available legal or equitable remedies. In the event of any breach of this Section 4, the Company will be relieved of any obligation to pay any amounts then due and owing to the Executive.

                           e. THE RESTRICTIONS IMPOSED BY THIS SECTION 4 ARE
                  REASONABLE, DESIGNED TO LIMIT UNFAIR COMPETITION, DO NOT STIFLE THE EXECUTIVE'S SKILL AND

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                  EXPERIENCE AND WILL NOT OPERATE AS A BAR TO THE EXECUTIVE'S
                  MEANS OF SUPPORT. IN THE EVENT THAT THE EXECUTIVE VIOLATES ANY LEGALLY ENFORCEABLE PROVISIONS OF THIS SECTION 4 AS TO WHICH THERE IS A SPECIFIC TIME PERIOD DURING WHICH THE EXECUTIVE IS PROHIBITED FROM TAKING CERTAIN ACTIONS OR FROM ENGAGING IN CERTAIN ACTIVITIES, AS SET FORTH IN SUCH PROVISION, THEN, IN SUCH EVENT, SUCH VIOLATION WILL TOLL THE RUNNING OF SUCH TIME PERIOD FROM THE DATE OF SUCH VIOLATION UNTIL SUCH VIOLATION WILL CEASE.

                           f. This Section 4 is of the essence of this Agreement
                  and will be construed independently from all other provisions of this Agreement. Any claim Executive may have against the Company, whether based on a breach of this Agreement or otherwise, will not constitute a defense to the enforcement of this Section 4.

                  5. PAYMENTS AND WITHHOLDING TAXES. All payments to the Executive or the Executive's estate or beneficiaries, as the case may be, will be made in accordance with the Company's regular payroll and reimbursement practices in effect from time to time and will be subject to withholding on account of federal, state and local taxes as required by law. If any payment hereunder is insufficient to provide the amount of such taxes required to be withheld, the Company may withhold such taxes from any other payment due to the Executive or such estate or beneficiaries.

                  6. NO MITIGATION. The Executive will have no obligation to mitigate damages, or seek other employment or compensation in the event of termination of employment governed by this Agreement, and, except as otherwise expressly provided, payments due to the Executive under this Agreement will not be offset by compensation from other sources.

                  7. ASSIGNABILITY; BINDING NATURE. This Agreement will be binding on and inure to the benefit of the Company and the Executive and their respective successors, heirs (in the case of the Executive) and assigns.

                  8. ENTIRE AGREEMENT. Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the parties concerning the subject matter hereof, including, but not limited, to the letter agreement dated August 17, 1992 between the Company and the Executive.

                  9. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both the Executive and an authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party will be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized
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officer of the Company, as the case may be. The failure by either party to enforce any provision or provisions of this Agreement will not in any way be construed by a waiver of any such provision or provisions or as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties in this Agreement are cumulative and the waiver of any single remedy will not constitute a waiver of such party's rights to assert all other legal remedies available.

                  10. SEVERABILITY. If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

                  11. SURVIVORSHIP. The respective rights and obligations of the parties hereunder will survive any termination of the Executive's employment with the Company to the extent necessary to the intended preservation of such rights and obligations as described in this Agreement.

                  12. BENEFICIARIES/REFERENCES. The Executive will be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or of a judicial determination of incompetence, reference in this Agreement to the Executive will be deemed, as appropriate, to refer to his beneficiary, estate or other legal representative.

                  13. NOTICE. All notices under this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate answer back received, or by mail. If by mail, notice must be mailed by registered or certified mail, post prepaid, return receipt requested, and will be deemed to have been given on the date following the date it is posted. Notice to the Corporation is to be addressed to its then principal office. Notice to the Executive is to be addressed to the Executive's address as it appears on the records of the Company, or to such other address for either party as may be designated pursuant to this Section 13.

                  14. GOVERNING LAW/JURISDICTION. This Agreement will be governed by and construed and interpreted in accordance with the laws of Ohio, without reference to principles of conflict of laws.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


                                       CURTIS INDUSTRIES, INC.



                                       BY: /s/ Livio Borghese
                                          -----------------------------

                                       ITS:
                                          -----------------------------


                                       EXECUTIVE



                                       /s/ Maurice P. Andrien, Jr.
                                       --------------------------------
                                       Maurice P. Andrien, Jr.



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[CURTIS LOGO]                                 Curtis Industries, Inc.
----------------------------------------------6140 Parkland Boulevard
                                              Mayfield Heights, Ohio 44124-4103

                                                                 April 21, 1998

Mr. Robert J. Tomsich
Chairman of the Board
Curtis Industries, Inc.
6140 Parkland Boulevard
Mayfield Heights, Ohio 44124

Re: SEVERANCE AND NON-COMPETITION AGREEMENT DATED THE 28th DAY OF FEBRUARY, 1996 ("AGREEMENT")

Dear Bob:

This will confirm that I will terminate my employment with the Company at the close of business May 31, 1998, or such earlier date at the Company shall choose, provided that such termination will trigger the right to benefits under
Section 2.e. of the Agreement for "Constructive Termination Without Cause" following a "Change in Control".

In consideration of the foregoing:

     - I waive the provisions of Section 1.e.(2) of the Agreement solely to allow Curtis Industries, Inc. ("Company") to give another individual the title and position of President and/or Chief Executive Officer of the Company, without triggering any compensation rights under the Agreement.

     - I waive any right to a pro rata bonus that may be payable under the Agreement.

     - I will surrender the possession of my Company automobile at the Company's headquarters no later than the close of business May 31, 1998.

     - I agree that I will make no announcement of the termination, either orally or in writing, without your approval and further agree to keep the contents of this letter confidential.

     - I agree that I will make myself available during the month of June, 1998, to provide consulting services to the Company for no more than four business days, upon request of the Company, at a mutually convenient time; provided, however, that the Company shall reimburse me, in accordance with Company policy as in effect from time to time, for any business expenses incurred in connection with such consulting services.

Except as provided herein, the Agreement shall otherwise remain in full force and effect. If the foregoing is acceptable to the Company, please indicate such acceptance in the place provided for below.


                                   Sincerely,

                                   /s/ Maurice P. Andrien, Jr.
                                   ---------------------------
                                   Maurice P. Andrien, Jr.

AGREED TO AND
ACCEPTED THIS 22 DAY OF APRIL, 1998.
             ----

CURTIS INDUSTRIES, INC.

Robert J. Tomsich
---------------------------
Robert J. Tomsich, Chairman